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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                                December 9, 1998
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                Date of Report (Date of earliest event reported)


                        SWISHER INTERNATIONAL GROUP INC.
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             (Exact name of registrant as specified in its charter)


     Delaware                       001-12521                     13-3857632
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 (State or other                  (Commission                   (IRS Employer
 jurisdiction of                    File No.)                   Identification
  Incorporation)                                                       No.)


                 20 Thorndal Circle, Darien, Connecticut 06820
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               (Address of principal executive offices) (Zip Code)


               Registrant's telephone number, including area code:
                                  203-656-8000
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                                 Not applicable
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          (Former name or former address, if changed since last report)

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Item 5.  Other Events.

         The Company issued the press release attached hereto as Exhibit 99.1 announcing that its Board of Directors approved a going-private transaction pursuant to which the Company will merge with and into its wholly-owned subsidiary, SIGI Acquisition Corporation, subject to, among other things, the approval of the Company's stockholders (the "Merger"). Holders of all outstanding shares of the Company's Class A Common Stock will receive $9.50 per share in the Merger.

         After the Company announced the Merger on December 9, 1998, the following purported class action lawsuits challenging the Merger (the "Lawsuits") were filed, on various dates, in the Court of Chancery of the State of Delaware in and for New Castle County. Each names the Company and some or all of the members of the Board of Directors of the Company as defendants; one also names SIGI Acquisition Corporation as a defendant:

         Ruthie Parnes v. Cynthia Z. Brighton et al., Civil Action #16834NC; Ann Mark v. William Ziegler, III et al., Civil Action #16839NC; John Michael Dawson v. Cynthia Z. Brighton, et al., Civil Action # 16837NC; Harbor Finance Partners v. William Ziegler, III, et al., Civil Action # 16838NC; Joseph Falzone v. Cynthia Z. Brighton, et al., Civil Action # 16842NC; and Donald Seeth v. William Ziegler, III, et al, Civil Action #16861NC.

Generally, the Lawsuits purport to be brought on behalf of the common stockholders of the Company and allege substantially similar claims of breach of fiduciary duty. In general, plaintiffs allege that the merger consideration of $9.50 per share of Class A Common Stock of the Company is unjust and inadequate in that the intrinsic value of Class A Common Stock is allegedly greater than $9.50 per share in view of the Company's prospects for growth and profitability; the $9.50 price per share includes an inadequate premium; and the $9.50 price per share is designed to cap the market price of the Class A Common Stock before the price can recover from an alleged temporary downturn in the market. Certain of the complaints also allege that the proposed Merger is unfair because the Ziegler family allegedly possesses proprietary corporate information concerning the Company's future prospects and that the Ziegler family's ownership position will preclude an effective "market check." The Lawsuits also generally seek, among other things, a declaration that the Lawsuits may be maintained as class actions; injunctive relief against the proposed Merger, or, if it is consummated, recission thereof; compensatory and/or rescissory damages; and an award of attorney's fees and expenses.


Item 7.  Financial Statements and Exhibits.

         (C) Exhibits

   99.1 Press Release dated December 9, 1998.



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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.


                                        SWISHER INTERNATIONAL GROUP INC.

Dated:    January 8, 1999              By:   /s/William Ziegler, III
                                             -----------------------------------
                                             William Ziegler, III
                                             Chairman of the Board and Chief
                                             Executive Officer







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                                  EXHIBIT INDEX

Exhibit No.         Description                             Page
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    99.1            Press Release dated December 9,1998















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